Exhibit 99.2

To:	Stephen L. Ruzow

2005 Incentive Compensation

The following is your incentive compensation earned for fiscal year 2005:

•	Cash bonus –Performance & Incentive compensation Plan:

$121,875

•	Corporate Development Incentive Plan: No Award

2006 Base Salary

Your base salary for 2006     $650,000

March 10, 2006